                                                                   EXHIBIT 10.34
                                    REDACTED
                     CONFIDENTIAL TREATMENT REQUESTED = [*]

FACSIMILE PRODUCT DEVELOPMENT AGREEMENT
BY AND BETWEEN
JETFAX, INC.  AND XEROX CORPORATION


This Facsimile Product Development Agreement (the "Agreement") is entered into and is effective as of June 9, 1994 (the "Effective Date"), by and between JetFax, Inc., a Delaware Corporation having its principal place of business at 1376 Willow Road, Menlo Park, California 94025 ("JetFax"), and Xerox Corporation, a New York corporation having its principal place of business at 800 Long Ridge Road, Stamford, Connecticut 06904-1600 ('Xerox").

WHEREAS, JetFax desires, upon the terms and conditions set forth in this Agreement, to perform certain Services and provide certain Hardware Designs, Mechanical Designs, Bill of Materials and Source List and Software (as hereinafter defined) for purposes of enabling the integration of that certain Xerox printer product known by the name "Personal Printer 4004" (as hereinafter defined, the "Printer Mechanism") into the Product (as, hereinafter defined); and

WHEREAS, Xerox desires to perform certain Services and manufacture the Product for itself and the JetFax Product (as hereinafter defined) as more fully set forth herein; and

WHEREAS, JetFax wishes to purchase the JetFax Product and certain replacement thermal ink jet printing cartridges from Xerox;

NOW, THEREFORE, it is agreed by and between the parties as follows:

1    DEFINITIONS

1.1 "Bill of Materials and Source List" shall mean the identification by manufacturer and model of certain components and subsystems (such as, by way of example and not limitation, a modem, an integrated circuit, or a scanner) and the source from which such materials compliant with the Specifications may be obtained.

1.2 "Documentation" shall mean the customer and service documentation specified in Exhibit E.

1.3 "Errors" shall mean: (i) reproducible defects in any Deliverable which causes it not to function in conformance with the Specifications, (ii) Software miscoding which results in the Software failing to function in conformance with the Specifications, if such failure is reproducible, and (iii) defects in the Documentation which render it inaccurate, erroneous or otherwise unreliable.

1.4  "Hardware Designs" shall mean [*].

1.5  "JetFax Cartridge" shall mean that [*].

1.6 "JetFax Deliverables" shall mean, collectively or individually, JetFax developed Software, Hardware Designs, Mechanical Designs and Bill of Materials and Source List. A more detailed description of the JetFax Deliverables and the requirements for same are set forth in Exhibit A to this Agreement.

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

1.7  "Mechanical Designs" shall mean those [*].

1.8  "Printer Mechanism" shall mean [*].

1.9 "Product" shall mean the facsimile transceiver device ' based upon the Printer Mechanism and the JetFax Deliverables, as more fully described in Exhibit C to this Agreement.

1.10 "Product Acceptance" shall mean the date of acceptance of the Product pursuant to Section 4.2(c) hereof.

1.11 "Project Schedule" shall mean the schedule of events and coordinate time for the parties' performance under this Agreement, as set forth in Exhibit D.

1.12 "Prototype Units" shall mean initial working development units of the Product as specified on Exhibit C. The parties acknowledge that Prototype Units are intended to but may not fully comply with the applicable Specifications.

1.13 "Services" shall mean the work and labor necessary for the performance of the respective obligations of the parties to this Agreement.

1.14 "Software" shall mean [*]

1.15 "Specifications" shall mean the mechanical, engineering, operational and/or functional descriptions, details and requirements for the Product and the Software, Hardware Designs, Printer Mechanism, JetFax Cartridge and externally procured components (such as required modems, scanners, etc.) as set forth in Exhibits A, B and C as the same may be modified as provided herein. Included are any standards for performance or operation of the item to which such Specifications pertain.

1.16 "User Interface" shall mean [*].

1.17 "Xerox Affiliates" shall mean Xerox Canada, Inc., Rank Xerox Ltd.,
Fuji Xerox Ltd., and any subsidiary or affiliate at least 40% of the ownership of which is held directly or indirectly by Xerox, Xerox Canada Inc., Rank Xerox Ltd., or Fuji Xerox Ltd.

1.18 "Xerox Deliverables" shall mean units of the Printer Mechanism; units of the JetFax Cartridge; overall industrial designs of the Product; design of the control panel and User Interface and a fully functional pre-feed roller attachment for the automatic document feeder (ADF); and the customer and service Documentation; all in accordance with the Specifications and as more fully set forth in Exhibit B to this Agreement.

1.19 "Fax Boards" shall mean any circuit board assemblies which are designed by or for JetFax for use in the JetFax Product or any Derivative Product, which such Fax Boards shall be made by or for Xerox.


2.   SCOPE OF WORK

2.1  Services.  Upon the terms and conditions set forth in this Agreement,
     --------
JetFax and Xerox agree to perform the Services in accordance with Exhibits A and B, respectively. Each party will be responsible for obtaining all the technology, labor, material, tooling and facilities necessary for the completion of its portion of the Services, except as otherwise set forth in this Agreement.

2.2  Progress Reports.  Each party hereto shall provide the other party with
     ----------------
progress reports, as reasonably requested by the other party, starting after the Effective Date and ending on the date of Product Acceptance. Each report shall be in such form and contain such information as may be mutually agreed by the parties, including but not limited to, progress to current scheduled milestones, description of any problems in meeting milestone, and if problems, proposed recovery methods, and changes in party's estimate of key purchased component and JetFax Product differentiation costs.

2.3  Agency Approvals.  The parties agree that JetFax shall be responsible
     ----------------
for any and all engineering and development work with respect to the JetFax Deliverables


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

     necessary for obtaining any required governmental or necessary private agency approvals or certifications for the Product (such as, by way of example and not limitation, Underwriter's Laboratories, CSA, U.S. F.C.C. regulations parts 15 and 68) in the United States and Canada. The actual costs (including protesting consultant fees and expenses and testing costs and expenses) and filing fees for the submission for such approvals in the United States and Canada and such other jurisdictions as the parties mutually agree in writing they shall enter are to be borne by Xerox. In addition to the foregoing, for the period ending on the date that is 24 months from the Effective Date, JetFax agrees to use its reasonable efforts to design the JetFax Deliverables to meet the agency approval requirements of other jurisdictions. JetFax further agrees to use its reasonable efforts to provide design services with respect to the JetFax Deliverables, after such 24 month period, if necessary in conjunction with any changes required by jurisdictions in which agency approvals have been obtained during such 24 month period. In order for JetFax to perform its reasonable efforts obligations hereunder, Xerox shall provide JetFax with customary English language summaries of the specifications of each individual jurisdiction's requirements where agency approval is to be sought. Xerox shall provide all reasonable assistance to JetFax for obtaining approvals and certifications for the JetFax Product, including use by JetFax of any relevant testing, test results, documents, applications and approvals and certificates with regard to the Product. Xerox shall bear the cost of any JetFax travel, lodging and related expenses incurred in support of approval activities in connection with the Product. Except as set forth above, all costs for agency approvals for other jurisdictions shall be borne fully by the party seeking such approvals, unless otherwise mutually agreed. It is further agreed that after such 24 month period, JetFax agrees to provide such design services as may be requested by Xerox to meet the requirements of any jurisdiction. Xerox agrees to compensate JetFax at customary rates for such design services rendered after the end of such 24 month period.

2.4  Bill of Materials and Source List Approval.  The Bill of Materials and
     ------------------------------------------
Source List shall be subject to review and approval by Xerox, and all component vendors providing materials set forth on the Bill of Materials shall be subject to qualification as a vendor to Xerox under Xerox standards for vendor certification then in effect. Such approval shall not be unreasonably withheld. Subject to the terms of Section 5.1 (d), Xerox reserves the right to make final selection of component vendors. Notwithstanding anything to the contrary contained herein, neither such Xerox approval nor such vendor qualification shall be a basis for any rejection pursuant to Section 4.2(a) or Section 4.3, or condition precedent to, or a basis for any delay in, Product Acceptance hereunder.

2.5  Software, Etc.  Escrow.   Promptly after the Effective Date, JetFax
     ----------------------
shall place with an independent third party escrow agent acceptable to Xerox one complete set, under seal, of source code, object code and supporting documentation for any and all Software, ASICS, FPGAS, and any other programmable devices (including their schematic capture and VHDL files, their ACTEL files, test patterns and test parameters and timing diagrams, to the extent available to JetFax, used to confirm the design) included in the JetFax Deliverables (the "Escrowed Materials"). The Escrowed Materials shall be retained in strict confidence by the chosen escrow agent under the terms of the escrow agreement (which escrow agreement shall be mutually acceptable to both JetFax and Xerox and consistent with the terms of this Section 2-5) and the escrow agent shall not disclose the Escrowed Materials to Xerox except pursuant to this Section 2.5. All costs associated with the escrow, including any fees of the escrow agent, shall be borne by Xerox. In the event one of the events set forth below occurs, Xerox may, at its option, notify the escrow agent of such event and request the release of the Escrowed Materials to Xerox. Xerox shall simultaneously notify JetFax pursuant to Section 14.1 1 of this Agreement of such notification to the escrow agent, specifying the basis upon which such request for the release of the Escrowed Materials is based. In addition, the escrow agent shall notify JetFax of the Xerox request for the release of the Escrowed Materials. The escrow agent shall, only after ten (1 0) calendar days have passed from the date Xerox' notice to JetFax hereunder is given (pursuant' to Section 14.11 of this Agreement), release the Escrowed Materials to Xerox unless such action is prohibited by order of a court of competent jurisdiction. The only events which shall entitle Xerox to request the release of the Escrowed Materials are as follows: (i) JetFax ceases to support and maintain the Software and Hardware Designs as required pursuant to the terms of Section 4.4 of this Agreement and such failure remains uncured for a period of sixty (60) days after written notice thereof from Xerox, or (ii) the specified items of the Software or Hardware Designs listed on the Project Schedule to be performed by JetFax fail to be accepted pursuant to Section 4.2(a) and (b) within 90 days of the applicable due date therefor set forth in the Project Schedule due primarily to the failure of JetFax to perform its obligations under this Agreement, or (iii) JetFax grants its prior written consent to such release, or (iv) if a Petition is filed by or against JetFax under Chapter 7 of the Bankruptcy Act of the United States and such Petition is not discontinued, vacated or terminated within sixty (60) days. Xerox shall use such released Escrowed Materials solely for the purpose of maintenance, support and production of the Product, or, in the event subparagraph (ii) of this Section 2.5 shall occur, for the purpose of maintenance, support and production and Xerox completion of development (with or without the assistance of other parties) of a replacement product for the partially completed Product and for the uses stated in the second paragraph of
Section 5.1 (b). Any Xerox use of the Escrowed Materials will be subject at all times to the terms and conditions of this Agreement. JetFax agrees to update and maintain monthly the Escrowed Materials held in safekeeping by the selected Escrow Agent to reflect all changes made to the Escrowed Materials pursuant to the terms of this Agreement.

2.6  Marketing.  Except as expressly set forth in this Agreement, or in the
     ---------
Supply Agreement of even date herewith by and between Xerox and JetFax (the "Supply Agreement"), both parties shall be free to market their own respective versions of the Product (or permitted private label versions of same) through such marketing channels and in such countries as each party shall independently determine.

3.   DESIGN REVIEW AND SPECIFICATION CHANGES

3.1  Design Review.  The parties agree to conduct regular program reviews as
     -------------
shown on the agreed Project Schedule set forth on Exhibit D to this Agreement, to ensure their mutual satisfaction with the performance under the Agreement. Upon reasonable notice, the parties agree to meet at a mutually agreeable time and location to review and discuss the status of the development of the Product. The parties further agree to promptly meet at the request of either party with respect to any material issues a party may have with the performance of the other party of its obligations under this Agreement.

3.2  Changes to the Specification.  Each party is entitled to request
     ----------------------------
modifications in the form of changes or additions to the Specifications at any time during the term of this Agreement. Such requests shall be submitted in writing, and shall not be deemed or considered binding unless accepted by the other party in writing. If any such modification of the Specifications is agreed, the parties will negotiate an equitable adjustment to the Agreement, including the apportionment of any additional development, testing or tooling costs. Upon mutual agreement to any change to the Specifications, both parties will proceed with the implementation of the prescribed changes, and the Specifications and other Exhibits to the Agreement shall be modified accordingly to reflect such agreed upon changes. Notwithstanding the foregoing, if the JetFax requested changes to the Specifications involve any change to the Printer Mechanism, the design responsibility for which is with third parties under contract with Xerox, Xerox shall use reasonable efforts to effect such Specification change provided that the same does not increase the cost of such Printer Mechanism or component thereof, or adversely and materially affect the Project Schedule or function of the Printer Mechanism, the Product or components thereof. In such event JetFax shall be responsible for the payment of all nonrecurring expenses involved in such change (or such pro rata portion thereof, in the further event Xerox elects to incorporate the same in its version of the Product). Notwithstanding the foregoing, JetFax shall not be responsible for any such nonrecurring expenses if JetFax requested changes are necessary for the Product to achieve Product Acceptance or to meet the Specification as changed at the request of Xerox. In the event such third party will not agree to such Specification change, Xerox shall so notify JetFax and Xerox shall have no other or further liability to JetFax as a result of such request.

3.3  Modification to Specifications.  JetFax and Xerox agree that upon
     ------------------------------
acceptance of each Deliverable pursuant to Section 4.2 and upon Product Acceptance the Specifications shall be modified as necessary to conform to the Deliverables and the Product, as applicable, as accepted, excepting mutually agreed (in writing) deviations from the Specification which require additional development work to achieve conformance to the Specification. After and upon acceptance of each Deliverable pursuant to Section 4.2 and after and upon Product Acceptance, the term "Specifications" as used herein shall refer in all cases to the Specifications as so modified.

4.   DELIVERABLES AND DELIVERY; ACCEPTANCE; AND REJECTION

4.1  Deliverables.  Xerox and JetFax agree to use reasonable efforts to
     ------------
perform their respective Services and deliver their respective Deliverables in accordance with the Project Schedule (Exhibit D). Each party's obligation shall be contingent upon the other party successfully providing any prerequisite Deliverable in a timely fashion in accordance with the Specifications for same. All Deliverables shall be delivered by the times set forth in the Project Schedule and stated dates are date of delivery unless otherwise specified. The parties shall use such Deliverables for testing and acceptance and marketing purposes only and shall not sell, lease or transfer the same to any third party.

4.2  Acceptance.
     ----------

(a) Each party, with the reasonable assistance of the other party if requested, will examine and test each respective Deliverable (and/or item thereof as specified on the Project Schedule) of the other party upon delivery. Each receiving party shall, as soon as reasonably practicable following the delivery of same, but in no event later than fifteen (I 5) business days after receipt of notice of delivery: (i) accept the Deliverable (or item thereof and so inform the other party in writing; or (ii) if the Deliverable (or item thereof contains material Errors, reject the Deliverable (or item thereof and provide the other party with a written statement of such material Errors. The failure of a party to respond within the specified fifteen (15) day period shall be deemed acceptance of the Deliverable (or item thereof, but shall not limit the provisions of Section 4.4 hereof. Either party may request a reasonable extension in the time to complete such testing if the same is required under the circumstances, and both parties shall reasonably consider such requests, provided that no such extension shall be effective unless in writing and signed by a duly authorized representative of the party granting such extension.

(b) The developing party will promptly correct the material Errors set forth in the statement of material Errors with respect to any Deliverable (or item thereof and redeliver the Deliverable (or item thereof to the receiving party within such reasonable period of time as may be agreed upon by JetFax and Xerox with regard to all circumstances affecting the Product or the Deliverables. The receiving party shall, as soon as reasonably practicable after such redelivery but in no event later than fifteen (1 5) business days thereafter, accept or reject the redelivery in accordance with the procedure set forth in Section 4.2(a), which procedure shall be repeated until the Deliverables are accepted or the receiving party invokes the provisions of Section 4.3 hereof.

(c) "Product Acceptance" shall be deemed to occur upon the earlier of (i) acceptance, pursuant to this Section 4.2, of all JetFax and Xerox Deliverables and successful completion of the acceptance test procedures with regard to the Product as set forth in Exhibit F or (ii) the first sale, lease, license or other distribution or transfer of a unit of Product (not including any Xerox replacement product as referred to in Section 5.1(a) second paragraph) by Xerox to a customer or other third party other than solely for test purposes. The date of such Product Acceptance shall be deemed the "date of Product Acceptance." Notwithstanding anything to the contrary contained herein, Product Acceptance shall not be conditioned upon any design or development of the JetFax Deliverables to meet any criteria of any agency approvals other than those of the United States or Canada.

(d) The parties further agree that in the event a dispute arises as to whether any Deliverable (or item thereof is acceptable under the procedure set forth in Sections 4.2(a) and 4.2(b), and the parties are unable after good faith negotiation to resolve such dispute, the parties agree to submit the acceptability of any such Deliverable (or item thereof to Genoa Technology, Inc., or other independent third party-mutually acceptable to the parties, who shall test such Deliverable (or item thereof and determine if such Deliverable (or item thereof is acceptable as set forth in Sections 4.2(a) and 4.2(b). The determination of such independent third party shall as to the acceptance or rejection of any Deliverable (or item thereof, be deemed final. The cost, if any, of employing such independent third party shall be borne by the losing party.

4.3  Rejection.  Should any Deliverable fail to be accepted after the third
     ---------
delivery of that Deliverable pursuant to Section 4.2(b) then the parties shall promptly meet in accordance with Section 3.1 to resolve the problem. Any subsequent rejection of the same Deliverable (unless otherwise resolved pursuant to Section 4.2(d)) shall be deemed a breach of this Agreement by such delivering party, and the non-breaching party may elect to terminate this Agreement pursuant to Section 1 1.1 (a) hereof, or may elect to accept further resubmission of the applicable Deliverable.

4.4  Error Fixes.  JetFax shall at its expense, from the Effective Date
     -----------
until the date that is eighteen (18) months from the date of Product Acceptance, use its reasonable efforts promptly to correct documented and reproducible material Errors in the Software and Hardware Designs which are reported in writing by Xerox to JetFax. Provided, however, that prior to Product Acceptance, this obligation shall apply only to Deliverables (or items thereof that have been delivered by JetFax in accordance with the Project Schedule. Xerox shall provide such assistance in correction as JetFax may reasonably request. All such corrections to the Software and Hardware Designs shall be deemed to be included in the licenses granted under section 5,1 hereof, and copies of any such corrections shall be promptly furnished in source code to the escrow agent set forth in section 2.5 of this Agreement. JetFax will have no obligation under this Section 4.4 with respect to any Error in the Software or Hardware Designs caused by any person or entity other than JetFax or its sources identified on the Bill of Materials and Source List and JetFax is not obligated to correct any Errors in the Software unless such Error or defect causes the Software to fail to function in conformance with the Specifications as defined injection 3.3 herein.

4.5  JetFax Support.  JetFax further acknowledges and agrees that, for a
     --------------
period of one (1) year following Product Acceptance and subject to the provisions of this Section 4.5, it shall provide Xerox with such reasonable field and engineering support as Xerox shall reasonably request, necessary for the manufacture and field support of the Product as more fully set forth in Exhibit E to the Supply Agreement. All travel, lodging and associated expenses (save salary and benefits of JetFax employees) shall be borne by Xerox. In addition, after the one (1) year period following Product Acceptance, Xerox shall pay JetFax the reasonable and customary personnel, service and related charges for any such support provided by JetFax.

6.   OWNERSHIP RIGHTS AND LICENSES

5.1  Software and Hardware Designs, Etc.
     ----------------------------------
(a) Subject to the terms and conditions of this Agreement and the Supply Agreement, JetFax hereby grants to Xerox, effective only upon and after the date of Product Acceptance, a nonexclusive, perpetual (except if terminated pursuant to Section

11.1 herein), worldwide license to the Software, the Hardware Designs, the Mechanical Designs, and any other JetFax confidential information disclosed to Xerox and necessary or useful for the following licensed activities (and JetFax intellectual property corresponding to the above recited items), to manufacture or have manufactured, the Product (including any enhancements and modifications as set forth in Sections 3.3 and 8.1 of the Supply Agreement), the Product as defined in the Supply Agreement (i.e., the "JetFax Product"), and any Derivative Products (as defined in the Supply Agreement), and to use and distribute and sell and service the Product, the JetFax Product and any Derivative Products.

Provided however, if the Escrowed Materials are released to Xerox pursuant to
Section 2.5 of this Agreement, the above license as it applies to the Product shall automatically extend, if and only if there has not been Product Acceptance, to a Xerox replacement product (and variants thereof for the partially completed Product and shall automatically encompass all of the Escrowed Materials. In such event, the royalty set forth in Section 6.2(a) of this Agreement in the sum of [*] (reduced, if applicable as set forth in such Section 6.2(a)) shall also apply to such replacement product license. In such event, JetFax shall promptly and fully disclose the fully or partially completed JetFax Deliverables to Xerox, but shall have no further obligations under Sections 2.1, 2.3, 2.5, 4.1, 4.4 and 4.5 of this, Agreement and Section 3.1 of the Supply Agreement.

(b) The Software, the Hardware Designs, and the Mechanical Designs are confidential information of JetFax, subject to the CDA defined in Section 8.1 of this Agreement and shall be used by Xerox solely in connection with the Product, the JetFax Product, and any Derivative Products (as defined in the Supply Agreement) in accordance with the terms of this Agreement and the Supply Agreement or as provided in this Article 5. Subject to the terms and conditions of this Agreement and the Supply Agreement, JetFax hereby grants to Xerox a nonexclusive, perpetual (except if terminated pursuant to Section 1 1.2(a) of this Agreement), worldwide license (with the Xerox right to sublicense Xerox Affiliates) to the Mechanical Designs, the Hardware Designs (excluding the ASICs and the Field Programmable Gate Arrays (FPGAS) themselves and a majority of the designs of each such ASIC or FPGA), and any other confidential information of JetFax disclosed to Xerox (excluding the Software and the above excluded items) and necessary or useful for the following licensed activities (and JetFax intellectual property corresponding to the above recited licensed items) to manufacture or have manufactured any other products (i.e., products other than the Product (but including any products related to the Product if there is no Product Acceptance), the JetFax Product, and Derivative Products (as defined in the Supply Agreement)), and to use and distribute and sell and service such other products. Provided, however, notwithstanding any sublicense made pursuant to the above right to sublicense, Xerox shall remain fully liable for compliance with all of its obligations under this Agreement, including without limitation the payment of all royalties.

Provided however, if the Escrowed Materials are released to Xerox pursuant to
Section 2.5 of this Agreement, the above license of this Section 5.1(b) shall automatically extend, if and only if there has not been Product Acceptance, to include all fully or partially completed JetFax Deliverables including Software, ASICS,, and FPGAs and shall automatically encompass all of the Escrowed

Material. To the extent Xerox uses a material amount of such extended materials (not already included in the license in the immediately preceding paragraph) under this extended license, Xerox shall be obligated to pay the royalty as set forth in the last sentence of Section 6.2(b) of this Agreement.

(c) Xerox may distribute and sell the JetFax Product and any Derivative Product only to JetFax and in accordance with the Supply Agreement. For the confidence period of the CDA defined in Section 8.1 of this Agreement, Xerox shall not alter (but subject to the provisions of Section 2.5 of this Agreement and the licenses granted in the second paragraphs of Sections 5.1(a) and 5.1(b)), reverse engineer, decompile or disassemble the Software or the ASICs and the FPGAs Included in the Hardware Designs, and Xerox may copy the Software, the Hardware Designs, the Mechanical Designs and any other confidential information of JetFax which is disclosed to Xerox only as necessary for the exercise of the licenses granted in Sections 5.1 (a) and 5.1 (b) and/or the provisions of
Section 2.5. JetFax retains its ownership rights in and to the Software, Hardware Designs, Mechanical Designs and corresponding intellectual property.

(d) Subject to the terms and conditions of this Agreement and the Supply Agreement, Xerox hereby grants JetFax a nonexclusive, perpetual (except if terminated pursuant to Section I 1. 1 of this Agreement), royalty free and paid up, worldwide (other than as to the manufacture and have manufactured rights and units, which are territorially limited below in this Section 5.1(d)) license to the Xerox Deliverables (excluding the Printer Mechanism, Cartridges, and Printer Mechanism and/or Cartridge intellectual property) and any other Xerox confidential information disclosed to JetFax and necessary or useful for the following licensed activities (and Xerox intellectual property corresponding to the above recited items) to manufacture and have manufactured and use and distribute and sell and service the JetFax Product and any Derivative Products. Provided, however, the manufacture and have manufactured activities of such license are territorially limited to the People's Republic of China and Hong Kong, and such activities are limited to assembling Fax Boards with or into units of JetFax Products (minus Fax Boards) and/or Derivative Products (minus Fax Boards) (as those terms are defined in the Supply Agreement) made by Xerox or by a Xerox Affiliate and disassembling and reassembling such units.. Provided, further, however, the use, distribute, and sell activities of such license with respect to units of JetFax Product and Derivative Product manufactured pursuant to the foregoing manufacture and have manufactured license are territorially limited to the People's Republic of China, Hong Kong, Macao, Singapore, Malaysia, Thailand, Brunei, Indonesia and Philippines, and also provided that the distribute and sell activities with respect to such units are for end use only in the People's Republic of China, Hong Kong, Macao, Singapore, Malaysia, Thailand, Brunei, Indonesia and Philippines. This Section 5.1 (d) does not grant any license to Printer Mechanisms and Cartridges, n6r Xerox Printer Mechanism and/or Cartridge intellectual property. For the confidence period of the CDA defined in Section 8.1 of this Agreement, JetFax shall not alter, reverse engineer, decompile or disassemble any software provided by Xerox, and JetFax may copy such software only as necessary for use, distribution, sale, and service as herein provided.

JetFax has the right to sublicense only to Ailicec the manufacture and have

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

manufactured license granted to JetFax in the immediately preceding paragraph and the use, distribute, sell and service license granted to JetFax in the immediately preceding paragraph with respect to units manufactured pursuant to such manufacture and have manufactured license.

Any JetFax sublicense pursuant to the immediately preceding paragraph shall: (i) be in writing; (ii) be nonexclusive, nontransferable, and nonsublicenseable and subject to termination as provided in the immediately following paragraph; (iii) be subject to all the limitations of the Section 5.1(d) license to JetFax; (iv) subject Ailicec to obligations to JetFax no less protective of Xerox' rights than JetFax's obligations to Xerox in Section 5.1 (d), Article 8, and Articles I 1, 12, and 13; and (v) include agreement by the sublicensee Ailicec for the third party benefit of Xerox, (1) that sublicensee Ailicec receives no warranty of any kind from Xerox, and (2) that sublicensee agrees not to refer to its sublicense of rights pursuant to Section 5.1(d) or refer to any provision of or rights contained in such sublicense or the Xerox name in any publicity, advertising, or public promotional activity without the express written approval of Xerox. Provided, nothing herein shall prohibit sublicensee from exercising its distribute, sell and service rights through agents or distributors.

Upon the uncured (after 30 days notice) failure of any of the conditions of the immediately preceding paragraph or sublicensee Ailicec's uncured (after 30 days notice) failure to perform its obligations contained in such conditions, the JetFax sublicense to Ailicec shall immediately terminate upon written notice of Xerox to JetFax (and JetFax shall immediately inform Ailicec of such terminated rights) and Xerox shall stop supplying JetFax Products (minus Fax Boards) and/or Derivative Products (minus Fax Boards) to JetFax. No such termination shall limit or impair in any way any other rights of JetFax under this Agreement or the Supply Agreement, including the right to purchase JetFax Products and Derivative Products from Xerox.

(e) Notwithstanding Xerox' ownership of certain tools for production of common parts, Xerox hereby grants to JetFax the right to acquire such common parts, subject to the applicable terms and provisions of the Supply Agreement.

5.2       Product.  Xerox retains its ownership rights in and to any and all
          -------
intellectual property contained in the Xerox Deliverables.

6.        PAYMENTS

6.1       Advance Royalty.
          ---------------

(a) In consideration for certain of the Services to be performed by JetFax hereunder, Xerox has heretofore paid to JetFax the sum of [*]. Such sum shall be treated by the parties as payment by Xerox to JetFax for the Services performed by JetFax with respect to the Product connectivity option as described in the Specifications.

(b) In further consideration for certain of the Services to be performed by JetFax hereunder, Xerox agrees to pay to JetFax a nonrefundable advance royalty payment of [*], payable as follows:

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

          The sum of [*] heretofore paid
          by Xerox to JetFax.

          The sum of [*] to be paid by Xerox in those increments as set forth in the Milestone Schedule of Exhibit A-2, the payment associated on Exhibit A-2 with each such Milestone to be made to JetFax upon the successful completion of the specified Milestone.

(c) JetFax agrees to provide to Xerox, upon request, audited financial statements for the JetFax accounting year of 1992 as well as quarterly financial statements (audited if available) for each accounting quarter of 1993 and 1994. In addition, JetFax shall provide Xerox, upon request, detailed manpower and cost plans for the development effort. Any and all such information provided to Xerox is subject to the CDA defined in Section 8.1 of this Agreement.

6.2  Royalty Payments.
     ----------------
(a) In further consideration of the Services performed hereunder and the licenses granted herein by JetFax, Xerox shall pay JetFax a royalty, with respect to each and any sale, lease, license or other distribution or transfer of a unit of Product (and/or a unit of replacement product as described in the second paragraph of Section 5.1(a) and/or a unit of product described in Section 5.1(b) if such paragraph of Section 5.1(a) or the second paragraph of Section 5.1(b) is applicable) to a customer or other third party (other than JetFax, but including any Xerox Affiliates) (and excluding up to [*] production units of Product to be internally used by Xerox , which units shall be without royalty), in an amount equal to [*] for each such unit sold, leased, licensed or otherwise distributed or transferred. [*].

(b) In further consideration of the Services performed hereunder and the licenses granted herein, Xerox shall pay JetFax a royalty, with respect to each and any sale, lease, license or other distribution or transfer to a customer or other third party (other than JetFax but including Xerox Affiliates) of a unit of any product (other than the Product or the JetFax Product or Derivative Products (as defined in the Supply Agreement)) with respect to the design or manufacture of which: (i) all or part of the Mechanical Designs and/or any corresponding JetFax intellectual property have been used, in an amount equal to [*]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

for each such unit sold, leased, licensed or otherwise distributed or transferred; (ii) all or part of that portion of the Hardware Designs licensed to Xerox pursuant to Section 5.1 (b) and/or any corresponding JetFax intellectual property, or any other JetFax confidential information disclosed to Xerox and/or any corresponding JetFax intellectual property have been used, in an amount equal to [*] for each such unit sold, leased, licensed or otherwise distributed or transferred. The above royalty(s) shall be payable for JetFax information only if the information used was subject to Clause 2. of the CDA defined in Section 8.1 of this Agreement when suc6 information was first communicated to Xerox by JetFax (provided, however, all parts drawings and schematics for circuit boards are, and shall be, deemed to have been subject to Clause 2 of the CDA when first communicated to Xerox by JetFax), and only for units sold, leased, licensed or otherwise distributed or transferred within five
(5) years after the Effective Date of this Agreement. The above royalties described in clauses (i) and (ii) are not exclusive of each other and a total royalty of [*] per unit will apply with respect to any product to which both clauses (i) and (ii) above apply. [*]. When the Section 6.2(b) royalties paid to JetFax reach the sum of [*], the license set forth in Section 5.1(b) to Xerox shall automatically become royalty free and paid up. For units sold, leased, licensed or otherwise distributed or transferred after the five (5) year period referred to above in this Section 6.2(b), the license to Xerox set forth in
Section 5.1(b) shall automatically become royalty free and paid up. No royalties payable pursuant to Section 6.2(a) shall be subject to, nor included in the calculation of, the royalty cap of this Section 6.2(b). Provided, further, in the event Xerox shall use a material amount of any of the Escrowed Materials not included in the license under the first paragraph of Section 5.1 (b) in products under the license set forth in the second paragraph of Section 5.1 (b) of this Agreement, Xerox shall pay to JetFax the royalty amount set forth in Section 6.2(a) and not the royalty set forth in this Section 6.2(b) provided however, that for uncopyrighted and unpatented such materials the sentence 'The above royalty(s) . . . of this Agreement.' above in this Section 6.2(b) shall apply.

(c) All royalty payments as specified in Sections 6.2(a) and (b) shall be paid by Xerox to JetFax monthly until such time as the prepaid royalty is totally offset pursuant to Section 6.2(a), and quarterly thereafter (beginning with the first full calendar quarter) within thirty (30) days after the end of each month or calendar quarter, as applicable and shall be due and payable with respect to each and all units sold, leased, licensed, or otherwise distributed or transferred, without regard to whether or not Xerox shall have received payment with respect thereto.

(d) Any amounts owed by JetFax to Xerox which are past due may, at Xerox' option, be deducted from the royalty due JetFax from Xerox.

(e) JetFax acknowledges and agrees that Xerox shall have the right, without the payment of any additional royalty, to remanufacture units of the Product returned from its customers for, any reason, and to resell or release the same to its customers.

6.3  Nonrecurring Engineering (NRE) Costs for ASICS.  Xerox shall pay all
     ----------------------------------------------
nonrecurring engineering costs associated with the conversion of the FPGAs to ASICs and shall pay all consulting fees for test vector generation.


7.   REPRESENTATIONS AND INDEMNIFICATION

7.1  Representations Each party represents that:
     --------------------

     (a) it has full right and authority to enter into this Agreement and the Supply Agreement, to perform its obligations hereunder;

     (b) and it has full right and authority to grant the rights granted to the other party herein.

7.2  Xerox' Infringement Indemnity.
     -----------------------------

     (a) Subject to the terms hereof, Xerox agrees to indemnify, defend and hold JetFax and its customers harmless from and against any claim or suit alleging that the Xerox Deliverables (excluding the Printer Mechanism and the JetFax Cartridge, the indemnity for which is set forth exclusively in the Supply Agreement) infringes any patent rights, copyrights or other proprietary rights of any third party when used for its intended purposes in conjunction with the Product or the JetFax Product or any Derivative Product; provided that: (i) JetFax gives Xerox prompt notice in writing of any such suit and permits Xerox, through counsel of its choice, to answer the charge of infringement and defend such claim or suit, (ii) Xerox has sole control of the defense and all related settlement negotiations, (iii) JetFax has not further modified or altered the Xerox Deliverables following their delivery to JetFax if such claim or suit would have been avoided if such modification or alteration had not been made, and (iv) JetFax provides Xerox with the assistance, information and authority to perform the above. In the event Xerox agrees to settle the suit, both Xerox and JetFax agree not to publicize the settlement nor to permit the party claiming infringement to publicize the settlement without first obtaining the other party's written permission.

     (b) Duty to Correct.  Notwithstanding Section 7.2 (a), should the
         ---------------
Xerox Deliverables become the subject of a claim of infringement of a third party's patent right, copyright or other proprietary rights, Xerox shall, at its option and expense: (i) procure for JetFax the right to use! the applicable Xerox Deliverable and sell the JetFax Product and any Derivative Product (and any royalties or other payments required to obtain such rights shall be paid by Xerox) or (ii) replace or modify the Xerox Deliverable to make it non-infringing, provided that the. same function is performed by the replacement or modified Xerox Deliverable.


     (c) Right to Use Study.  Xerox may conduct a right to use study with
         ------------------
respect to the Xerox Deliverables (excluding the Printer Mechanism and the JetFax Cartridge) when used in conjunction with the JetFax Product or any Derivative

Product.  If:

          (I) prior to one (1) month after the design of the JetFax Product or any Derivative Product is fixed by JetFax and that fact is disclosed by JetFax to Xerox (and JetFax shall promptly disclose such fact to Xerox) along with JetFax Product or any Derivative Product information reasonably needed by Xerox to conduct its right to use study (and JetFax shall promptly disclose such information to Xerox after such design is fixed);

          (II) Xerox identifies unlicensed third party patent(s) which Xerox reasonably believes will be infringed by use by or for JetFax or its customers of the Xerox Deliverables (excluding the Printer Mechanism and the JetFax Cartridge) when used in conjunction with the JetFax Product or any Derivative Product and Xerox clearly identifies in writing (including patent or application numbers and issue or filing dates respectively) to JetFax any such patent(s); then the parties agree as follows. If Xerox is unable to promptly obtain a license under such patents on reasonable terms (and any royalties or other payments required to obtain such license shall be paid by Xerox) and the parties are unable to reasonably design around such patent(s);

then the parties shall meet to further work in good faith to resolve this problem. In the event such resolution cannot be achieved within one (1) month after the parties first met to further work to try to resolve the problem, such patent(s) shall be excluded from the indemnity provided by Xerox in this Section
7.2 as it applies to the JetFax Product; however, in such event JetFax shall have the option to negotiate with Xerox (and Xerox will negotiate in good faith) for a lower Supply Agreement Article 4 price and/or cancel its JetFax Product activities.

7.3  (a) JetFax Indemnity.  Subject to the terms hereof, JetFax agrees to
         ----------------
indemnify, defend and hold Xerox harmless from and against any claim or suit alleging that the Software and/or the Hardware Designs provided by JetFax pursuant to this Agreement when used for their intended purposes in conjunction with any of the following items made by or for, Xerox: the Product, the JetFax Product, or any Derivative Product, infringes the patent rights, copyrights or other proprietary rights of any third party ; provided that (i) Xerox notifies JetFax in writing within fifteen (1 5) business days of any claim, (ii) JetFax has sole control of the defense and all related settlement negotiations and
(iii) Xerox provides JetFax with the assistance, information and authority necessary to perform the above. Notwithstanding the foregoing, JetFax shall have no liability hereunder for any claim or suit based on (i) modifications or other alterations made to the Software or the Hardware Designs by a party other than by or for JetFax (other than by Xerox or Xerox Affiliates) or the combination, operation or use of the Software or the Hardware Designs with other hardware or software not furnished or developed by or for JetFax (other than by Xerox or Xerox Affiliates) if such infringement would have been avoided by the use of the Software and the Hardware Designs without such modification or alteration or without such other hardware or software or (ii) any Software related to the User Interface (as included in the Xerox Deliverables) or (iii) infringement of any proprietary rights of third parties to the extent and for the time period and activities such proprietary rights are licensed to Xerox (but JetFax shall reimburse Xerox for any reasonable per unit royalties Xerox is obligated to pay and does pay for such license(s) to the extent Xerox incurs greater cost under such license(s) dub to purchase of units by JetFax under the Supply Agreement). In the event that the Software or the Hardware Designs are the subject of a claim of infringement, JetFax may at its option and expense (i) modify the same to be non-infringing or (ii) obtain for Xerox a license (and any royalties required to obtain such license shall be paid by JetFax) to continue using the same. The provisions of this Section 7.3 state the entire liability and obligations of JetFax and the exclusive remedy of Xerox with respect to any infringement or alleged infringement of proprietary rights by the Software or the Hardware Designs. Except as set forth herein, JetFax assumes no liability for, and expressly disclaim,.,, any liability with respect to, any infringement or alleged infringement of any proprietary rights by the Software or the Hardware Designs.

(b) JetFax Right to Use Study. JetFax may conduct a right to use study with respect to the JetFax Deliverables when used in conjunction with the Product.
If:
     (i) prior to one (1) month after the design of the Product is fixed by Xerox and that fact is disclosed by Xerox to JetFax (and Xerox shall promptly disclose such fact to JetFax) along with Product information reasonably needed by JetFax to conduct its right to use study (and Xerox shall promptly disclose such information to JetFax);

     (ii) JetFax identifies unlicensed third party patent(s) which JetFax reasonably believes will be infringed by use by or for Xerox or its customers of the JetFax Deliverables when used in conjunction with the Product and JetFax clearly identifies in writing (including patent or application numbers and issue or filing dates respectively) to Xerox any such patent(s);

then the parties agree as follows. If JetFax is unable to promptly obtain a license under such patents on reasonable terms (and any royalties or other payments required to obtain such license shall be paid by JetFax) and the parties are unable to reasonably design around such patent(s); then the parties shall meet to further work in good faith to resolve this problem. In the event such resolution cannot be achieved within one (1) month after the parties first met to further work to try to resolve the problem, such patent(s) shall be excluded from the indemnity provided by JetFax in this Section 7.3 as it applies to the Product; however in such event Xerox shall have the option to negotiate with JetFax (and JetFax will negotiate in good faith) for a lower Section 6.2 royalty and/or cancel its Product activities.

7.4 Xerox for the Xerox Deliverables (excluding the Printer Mechanism and the JetFax Cartridge), and JetFax for the JetFax Deliverables, shall promptly identify to the other party any third party patents known by Xerox for its Deliverables and known by the President and/or CEO of JetFax for its Deliverables to cover such Deliverables. Each party has disclosed to the other prior to the Effective Date all such patents known prior to the Effective Date.

8.   CONFIDENTIALITY

8.1 Each party's information disclosed to the other party pursuant to this Agreement shall be governed by the terms of the "CONFIDENTIAL DISCLOSURE AGREEMENT" (the "CDA") between the parties attached as Exhibit G and which is entered into and effective as of the Effective Date of this Agreement.

8.2 The provisions of the CDA are hereby adopted by the parties and shall remain in full force and effect as a part of this Agreement as though fully set forth herein.

8.3 Without limitation to any other provision of this Agreement, the CDA referred to in Section 8.1 applies to all source code and supporting documentation including concepts and algorithms embedded in the source code. In addition, Xerox agrees not to make available any part of any program listing obtained pursuant to Section 2.5 of this Agreement to a third party within the meaning of the CDA unless that part of the program listing is subject to one or more provisions of CDA clause 3. (a) - (0, notwithstanding the fact that the period for this obligation may extend beyond the 3.5 years of the CDA.

8.4 This Agreement shall be deemed Confidential Information and shall not be disclosed to third parties other than as provided in Section 14.18 of this Agreement.

9.   PROPRIETARY RIGHTS NOTICES

The Product shall bear any and all reasonable and customary proprietary rights notices associated with or carried by any of the Deliverables. Neither party will remove, cover or deface any such proprietary rights notices.

10   TERM

This Agreement will commence on the Effective Date and will continue to be in force and effect until such time as it is otherwise terminated as herein provided.

II.  TERMINATION

11.1      Termination for Cause By Either Party.  Either party may terminate
          -------------------------------------
this Agreement:

(a) Upon sixty (60) days written notice to the other party in the event the other party breaches any of its material obligations hereunder and fails to cure same during the notice period, or if it is not reasonable to expect such a cure within that period, does not take effective action within such period to promptly cure the material breach; or

(b) Upon sixty (60) days written notice to the other party in the event a petition in bankruptcy or similar debtor protection law is filed by or against the other party, or if the other party makes an assignment for the benefit of creditors, or a receiver is appointed, and such events are not discontinued, vacated or terminated during the notice period;

11.2   Effect of Termination.
       ---------------------
(a) The licenses set forth in Section 5.1 (t)) hereof are perpetual (and shall survive a termination under Section 11.1 of this Agreement), subject, however, to the royalty obligations of Section 6.2 hereof and all title and confidentiality provisions of this Agreement, provided, however, that the licenses set forth in

Section 5.1 (b) are subject to termination upon sixty (60) days written notice from JetFax to Xerox in the event Xerox breaches any of its material obligations with respect to such royalty, title or confidentiality provisions as they apply to such licenses and fails to cure the same during such sixty (60) day notice period, or if it is not reasonable to expect such a cure within that period, does not take effective action within such period to promptly cure the material breach.

(b) Upon termination of this Agreement each party shall return to the other party all unlicensed confidential or proprietary information of the other party and shall make no other or further use of such unlicensed information.


12.  RIGHT TO DEVELOP INDEPENDENTLY

Nothing in this Agreement will impair either party's right to acquire, license, develop, manufacture or distribute for itself, or have others develop, manufacture or distribute for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement except as provided in Sections 5 and 8, or to market and distribute such similar technology or products.


13.  DISCLAIMER OF CONSEQUENTIAL DAMAGES AND IMPLIED WARRANTIES

In no event shall either party be liable to the other for any indirect, special, incidental or consequential damages for breach of or failure to perform under this Agreement, even if that party has been advised of the possibility of such damages. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1 OR IN THE SUPPLY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY DELIVERABLE OR OTHERWISE, INCLUDINIG WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TECHNICAL PERFORMANCE, OR COMMERCIAL SUCCESS AND HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED EITHER IN THIS AGREEMENT OR THE SUPPLY AGREEMENT, NEITHER PARTY ASSUMES ANY RESPONSIBILITIES WHATEVER WITH RESPECTTOTHE DEVELOPMENT, MANUFACTURE , USE, SALE, LEASE, OR OTHER DISPOSITION BY THE OTHER PARTY OR ITS VENDEES OF PRODUCTS INCORPORATING DELIVERABLES LICENSED OR PROVIDED UNDER THIS AGREEMENT OR THE SUPPLY AGREEMENT.

14.  GENERAL

14.1 Force Majeure.  Neither party shall be liable for any failure or
     -------------
delay in its performance under this Agreement due to causes which are beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions; provided that
(a) the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen (15) days of discovery thereof; and
(II) uses its reasonable efforts to correct such failure or delay in its performance, and (b) the delayed party's time for performance or cure under this Agreement shall be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.

14.2 Relationship of Parties.  Xerox and JetFax are independent
     -----------------------
contractors. Neither company nor its respective employees, consultants, contractors or agents are agents, employees or joint venturers of the other, nor do they have any authority to bind the other by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Each party will determine, in its sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that each party will at all times comply with applicable law.

14.3 Use of Name.  Neither party will, without first obtaining the others
     -----------
prior written consent, be entitled to use the name of the other party in promotional, advertising and other materials other than as provided in Section
14.18 of this Agreement.

14.4 Personnel.  The respective employees, consultants, contractors and
     ---------
agents of each party will observe the working hours, working rules and holiday schedule of the other while working on the other's premises.
Notwithstanding the foregoing, employees of a party shall be and remain employees of that party and shall not be deemed or claim to be employees of the other party even when working on such other party's premises.

14.5 Employment Taxes and Benefits.  Each party shall be responsible for
     -----------------------------
any and all employment taxes and benefits payable to its employees, representatives, contractors, subcontractors and other engaged by it to perform Services hereunder and in no event shall either party look to the other for such payments.

14.6 Other Tax Implications.  The purpose of development of the
     ----------------------
Deliverables under this Agreement is to demonstrate that the Product developed hereunder will conform to the Specifications. The Deliverables have no intrinsic value as an item. As such, no value added, sales, or use taxes have been assessed or are anticipated to be required as a result of the Services performed under this Agreement.

14.7 Export Controls.  Both parties shall comply with all applicable United
     ---------------
States laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this Agreement or any Product or Deliverables utilizing any such data.

14.8 Assignment.  Except as expressly provided herein, neither party may
     ----------
assign or delegate this Agreement, or any of its respective rights or obligations hereunder without the prior written consent of the other party hereto; PROVIDED, however, that JetFax may, without Xerox' consent, assign or delegate this Agreement and JetFax's rights and obligations hereunder to any successor in interest to JetFax in connection with any sale or transfer of all or substantially all of its assets or upon any merger, consolidation, or dissolution. Either party may, from time to time and upon prior written notice to the other party, subcontract with one of its subsidiaries for the performance of certain obligations under this Agreement, provided that-the party so subcontracting shall remain fully liable for performance of its obligations hereunder. Any attempted assignment in violation of the provisions of this Section 14.8 shall be void and without force or effect. In the event of a permitted assignment hereunder, this Agreement or the applicable provisions shall be binding upon the successors, executors, and assigns of the parties hereto.

14.9  Applicable Law.  This Agreement shall be governed by and construed in
      --------------
accordance with the laws of the State of New York, U.S.A. without giving effect to the principles of conflicts of law thereunder.

14.10 Severability.  If for any reason a court of competent jurisdiction
      ------------
finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall he enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

14.11 Notices.  All notices required or permitted under this Agreement shall
      -------
be in writing, reference this Agreement and be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below. Either party may change its address by giving notice pursuant to this Section 14.1 1.

JetFax:                                Xerox:
-------                                -------
Mr. Rudy Prince                        Richard D. Bliss
President, Jet Fax, Inc.               Manager, Facsimile Products
1376 Willow Road                       1301 Plideview Drive
Menlo Park, California 94025           Building 100, Lewisville, Texas 75075

With a copy to:
Clifford S. Robbins, Esq.
General Counsel Associates 1891 Landings Drive
Mountain View, California 94043

With a copy to:
Louis Faber, Esq.
Xerox Corp. Office of General Counsel
Xerox Square 21 D
Rochester, New York 14644

14.12  No Waiver.  Failure by either party to enforce any provision of this
       ---------
Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

14.13  No Rights in Third Parties.  This Agreement is made for the benefit of
       --------------------------
Xerox and JetFax and not for the benefit of any third parties.

14.14  Counterparts.  This Agreement may be executed in one or more
       ------------
countereach of which shall be deemed an original, but collectively shall constitute but one and the same instrument.

14.15  Headings and References.  The headings and captions used in this
       -----------------------
Agreement are used for convenience only and. are not to be considered in construing or interpreting this Agreement.

14.16  Construction.  This Agreement has been negotiated by the parties and
       ------------
their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

14.17  Trademark Usage.  Neither party shall make any use of any trademark,
       ---------------
service mark or trade name of the other in connection with its advertising, promotional material or packaging for the Product without first obtaining the other party's written consent.

14.18  Non-Publicity.  Neither party shall directly or indirectly, without
       -------------
the prior written consent of the other party, such consent not to be unreasonably withheld, make any news release or public announcement or other public disclosure regarding this Agreement or the existence thereof. Notwithstanding the foregoing, JetFax shall be free to make disclosures to its shareholders, directors, officers, employees, attorneys, accountants and other professional representatives of JetFax and to Ailicec and as necessary or appropriate for compliance with federal or state securities laws and regulations. It is JetFax's intent to make confidential factual disclosures, in accordance with the terms and conditions of this Section 14.18, to, a limited number of potential lenders, investors and underwriters. Neither party shall disclose information with respect to the other's confidential business plans.


14.19  Complete Agreement.  This Agreement, including all Exhibits, together
       ------------------
with the Supply Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representatives of both parties. To the extent any terms and conditions of this Agreement conflict with the terms and conditions of any invoice, purchase order or purchase order acknowledgement placed hereunder, the terms and conditions of this Agreement shall govern and control.

14.20  Survival.  The provisions of Sections 5.1(b) (first sentence only),
       --------
5.1(c), 5.1(d) (last sentence of the first paragraph only), 5.2, 8, 11.2, 12 and 13 shall survive the expiration or termination of this Agreement for any reason.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

JETFAX, INC.

BY: /s/ Rudy Prince
NAME: Rudy Prince
TITLE: President

XEROX CORPORATION

BY: /s/ Richard Bliss
NAME:  Richard Bliss
TITLE: Manager, Facsimile Products

DEVELOPMENT AGREEMENT

LIST OF EXHIBITS
----------------

A              JetFax Deliverables

A - 2          Milestone Schedule

B              Xerox Deliverables

C              Xerox Product Performance Specification

D              Project Schedule

E              Customer and Service Documentation Deliverables

F              Acceptance Test Procedures

G              Confidential Disclosure Agreement

                     CONFIDENTIAL TREATMENT REQUESTED = [*]


Exhibit A

Development Agreement
JetFax Deliverables
-------------------

JetFax shall provide the following deliverables in accordance with the defined parameters for quality.

[*- 3 pages redacted]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

Exhibit A-2

Development Agreement

Milestone Schedule
------------------

                             [*- 4 pages redacted]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

Exhibit B

Development Agreement
Xerox Deliverables
------------------

Xerox shall provide the following deliverables:

[* - the page following this is also redacted]

EXHIBIT C

DEVELOPMENT AGREEMENT
XEROX PRODUCT PERFORMANCE SPECIFICATION
---------------------------------------

Because of its size this exhibit is not included with each copy. Please see Xerox specification 156PO6328.

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

Exhibit D

Development Agreement
Project Schedule
----------------


Item                                          Date[*]
----                                          -------

[* - the page following this is also redacted]

Exhibit E

Development Agreement

Customer and Service Documentation Deliverables
-----------------------------------------------

Xerox will provide a Globalview electronic version and one set of repro masters for the Xerox HQ 310 multifunction device. The electronic data base will be developed on the 6085 and 6540 using Xerox Globalview. Electronic art will be generated using Pro Illustrator and scanned (XPIW) documents. Deliverables will include the following items. Exceptions to the following deliverables will be considered billable activities and will be charged on a time and material basis.

INSTALLATION INSTRUCTIONS
-------------------------

The Xerox HQ 310 Installation instructions will step the user through the procedure to unpack and connect the Xerox HQ 310 to a computer to function as a printer and to a telephone line to function as a Fax machine.

USER GUIDE
----------

The Xerox HQ 310 user guide will provide step by step procedures on the machine operation both as a printer and a Fax machine.

QUICK REFERENCE GUIDE
---------------------

A Quick Reference guide will provide abbreviated procedures on the commonly used features. It is designed for the user that is familiar with the machine. The Quick Reference Guide may be part of the user guide or may be a separate item.

SERVICE MANUAL
--------------

The Xerox HQ 310 Service Manual is a multinational document designed to support Xerox Operating Companies and their target population. Fault isolation procedures in the form of System Checks and Raps provide step by step procedures to isolate a faulty component at the spared level. Removal and replacement procedures give detailed instruction as to spared level parts replacement. Adjustment, procedures, if required, will follow the removal and replacement procedures. Parts identification to the spared level is provided by exploded view drawings. Connector and wiring information is also contained in the service manual. The service manual is designed for use by a Xerox trained Service Representative.

STUDENT GUIDE
-------------

The Xerox HQ 310 Student guide consists of several training modules written in
the Criterion Referenced Instruction format.     The student guide provides
specific product training on the HQ 310. The Student Guide is self paced with typically only minor intervention required of the Instructor or course monitor.

INSTRUCTORS GUIDE
-----------------
The Xerox HQ 31 0 Instructor Guide provides direction to the instructor or course monitor as to the activities and interaction required during the training session.

TRANSLATIONS
------------

Xerox will make available to JetFax all translations which have been accomplished. The translations will be in either hard copy or in electronic form using Xerox Global View.

EXHIBIT F

Developement Agreement

Acceptance Testing
------------------

Xerox shall conduct acceptance testing of Tejas in accordance with the following.

[*- 3 PAGES REDACTED]
---------------------

EXHIBIT G

DEVELOPMENT AGREEMENT

CONFIDENTIAL DISCLOSURE AGREEMENT
---------------------------------

Xerox Corporation (Xerox) of Stamford, Connecticut. and JetFax, Inc. (JetFax), of Menlo Park, CA, the parties to this Agreement, hereby agree as follows:

1. To further the business relationship between the parties, and to enable the parties to jointly develop a new facsimile product, HQ31 0, it is necessary and desirable that each party disclose to the other Confidential Information relating to this project.

2. The receiving party shall not communicate the disclosing party's Confidential Information'(all information relating to this project and disclosed to the receiving party for which the obligations of this Paragraph 2 have not been terminated by operation of Paragraph 3 hereof to any third party and shall neither, use the disclosing party's Confidential Information nor circulate it within its own organization except to the extent necessary for the joint development of the HQ310 or for any purpose the disclosing party may hereafter authorize in writing or authorizes pursuant to the terms of a Development Agreement or a Supply Agreement to which this Confidential Disclosure Agreement is an Exhibit. Disclosures to the receiving party's subsidiaries and affiliates and consultants and suppliers and software developers so long as these entities are similarly bound shall not be considered disclosure to a third party within the meaning of the previous sentence.

3. The obligations of Paragraph 2 hereof shall terminate with respect to any particular portion of the disclosing party's Confidential Information that:

(a) was in the public domain at the time of disclosing party's communication thereof to receiving party,

(b) entered the public domain through no fault of receiving party subsequent to the time of disclosing party's communication thereof to receiving party,

(c) was in receiving party's possession free of any obligation of confidence at the time of disclosing party's communication thereof to receiving party,

(d) was rightfully communicated to receiving party free of any obligation of confidence subsequent to the time of disclosing party's communication thereof to receiving party,

(e) was developed by employees or agents of receiving party independently of and without reference to any disclosing party Confidential Information, when it is communicated by disclosing party to a third party free of any obligation of confidence; or,

(g) in any event, 3.5 years after the Effective Date as defined in the parties' Development Agreement.

When and to the extent the obligations of Paragraph 2 shall not apply to a particular portion of Information because of the operation of Paragraph 3 hereof, such Information is no longer Confidential Information hereunder.

4. All materials including, without limitation, documents, specifications, drawings, software, models, apparatus, sketches, designs, and lists furnished to receiving party by disclosing party and which are designated in writing to be the property of the disclosing party shall remain the property of disclosing party and shall be returned to disclosing party promptly at its request with all copies made thereof except as disclosing party may otherwise agree in writing or has otherwise agreed pursuant to the terms of the Development Agreement or Supply Agreement to which this CDA is an exhibit.

5. This Agreement shall govern all communications between the parties, relating to the subject matter of this Agreement that are made from July 7th, 1993.

6. Communications from disclosing party to personnel and authorized representatives of receiving party shall not be in violation of' the proprietary rights of any third party.

7. This Agreement shall be construed in accordance with the laws of the State of New York.

8. This Agreement replaces the CONFIDENTIAL DISCLOSURE AGREEMENT between the parties signed by Xerox on 7/15/93 and BY JetFax on 7/19/93.

Xerox Corporation              JetFax, Inc.

By /s/ Richard Bliss           By /s/ Rudy Prince
Richard Bliss                  Rudy Prince

Manager, Facsimile Products    President